Exhibit 99.1

AMENDMENT 1 TO DIRECTOR DEFERRED COMPNESATION AGREEMENT

This Amendment Agreement, dated as of April 16, 2008, amends that certain Director Deferred Compensation Agreement dated as of ____, 200_ by and between Sussex Bancorp, a New Jersey bank holding company (the “Company”), Sussex Bank, a state chartered commercial bank located in Franklin, New Jersey (the “Bank”)  and ______________________, (the “Director”).

1.           A new Section 1.22 shall be added and shall read, “1.22 - Stated Payment Date shall mean that date selected by a Participant on their Election Form as the date on which they will receive payment of all Deferrals which are the subject of such Election Form, and all interest paid thereon.”

2.           A new Section 4.9 shall be added and shall read, “4.9 – Payment Upon Stated Date. In connection with any Participant who has, on their Election Form, elected to be paid the amount of a Deferral, and any interest thereon, upon a Stated Payment Date, and in lieu of any other benefit provided for under this Article in connection with the Deferral subject to that Election Form, Company shall pay to the Participant the following benefit:

4.9.1     Amount of Benefit  The benefit under this Section 4.9.1 will be the amount of the Deferral subject to the particular Election Form , and any and all interest accrued thereon.

4.9.2      Payment of Benefit – The Company shall pay the benefit to the Participant hereunder as elected by the Participant on the Election Form.

3.           Except as amended hereby, the Director Deferred Compensation Agreement shall remain in full force and effect.

In WITNESS WHEREOF, the parties hereto have signed this amendment as of the _______ day of  April, 2008.

DIRECTOR	SUSSEX BANK

By:
	Name:	Anthony Abbate
	Title:	Chairman, Compensation Committee